United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2015

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-16427

(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 438-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 13, 2015, Fidelity National Information Services, Inc. (“FIS”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc., as representatives of the underwriters listed on Schedule 1 thereto, relating to the issuance and sale of an aggregate of $4.5 billion in principal amount of new senior notes, consisting of $750 million in aggregate principal amount of FIS’ 2.850% Senior Notes due 2018, $1.75 billion in aggregate principal amount of FIS’ 3.625% Senior Notes due 2020, $500 million in aggregate principal amount of FIS’ 4.500% Senior Notes due 2022 and $1.5 billion in aggregate principal amount of FIS’ 5.000% Senior Notes due 2025.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report. The Underwriting Agreement is filed with reference to and hereby is incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-187047) of FIS filed with the Securities and Exchange Commission on March 5, 2013.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of October 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial Services, Inc.

Date: October 14, 2015

	By:	/s/ Michael P. Oates
	Name:	Michael P. Oates
	Title:	Corporate Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of October 13, 2015